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                              INDEX OF ATTACHMENTS
                                    ITEM 77


     SUB-ITEM 77B        Accountant's report of internal control

     SUB-ITEM 77I        Terms of new or amended securities

     SUB-ITEM 77O        Transactions Effected Pursuant to Rule 10f-3

     EXHIBITS            None